                                EXHIBIT (a)(1)(v)

                                LETTER TO CLIENTS



                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                              THE JUDGE GROUP, INC.

                NOT OWNED BY JUDGE GROUP ACQUISITION CORPORATION

                                       AT

                                 $1.05 PER SHARE

                                       BY

                       JUDGE GROUP ACQUISITION CORPORATION

             ------------------------------------------------------



                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

        12:00 MIDNIGHT, EASTERN STANDARD TIME, ON MONDAY, JUNE 16, 2003,

                          UNLESS THE OFFER IS EXTENDED



             ------------------------------------------------------

May 19, 2003



TO OUR CLIENTS:

         Enclosed for your consideration are the Offer to Purchase, dated
May 19, 2003 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by JUDGE GROUP ACQUISITION CORPORATION, a newly formed Pennsylvania corporation ("Purchaser") currently owned by Martin E. Judge, Jr., Chairman of the Board and Chief Executive Officer ("Mr. Judge") of The Judge Group, Inc., a Pennsylvania corporation ("Judge Group") and Michael A. Dunn, President and a Director ("Mr. Dunn") of Judge Group, to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares") of Judge Group, at $1.05 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase.

         WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF THE SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is directed to the following:

1. The tender price is $1.05 per Share, net to the seller in cash without interest.

2.   The Offer is being made for all outstanding Shares not owned by Purchaser.

3. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON MONDAY, JUNE 16, 2003, WHICH DATE MAY BE EXTENDED.

4. The Offer is conditioned on, among other things, (i) the tender of at least a majority of the outstanding Shares, excluding shares beneficially owned by Continuing Shareholders (as defined in the Offer to Purchase) and the executive officers of Judge Group (the "Majority of the Minority Condition"), (ii) the tender of a sufficient number of Shares such that, after the Shares are purchased pursuant to the Offer, Purchaser would own at least 80% of the outstanding Judge Group common stock (the "Minimum Tender Condition"), and (iii) the Special Committee not having modified or withdrawn its recommendation to shareholders. In no event may the Majority of the Minority Condition or the Minimum Tender Condition be waived. The Offer is also subject to the other conditions set forth in the offer to Purchase. See Sections 1 and 11 of the Offer to Purchase. Tendering holders of Shares ("Holders") whose Shares are registered in their own name and who tender directly to StockTrans, Inc., as depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, Federal income tax backup withholding at a rate of 30% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 8 of the Letter of Transmittal.

5. The Judge Group board of directors must file with the Securities and Exchange Commission (the "SEC") and provide Judge Group shareholders a "Solicitation/Recommendation Statement on Schedule 14D-9" (the "Schedule 14D-9"). The Judge Group board of directors appointed a special committee of independent directors (the "Special Committee") authorized, as appropriate, to consider and to make recommendations with respect to the Offer, including making a recommendation with respect to the position that the full Judge Group board of directors should take in connection with the
     Schedule 14D-9. The Special Committee has recommended that shareholders tender their shares in the Offer. The Solicitation/Recommendation Statement contains additional information regarding the determination and recommendation of Judge Group's board of directors, including a discussion of the opinion of Legg Mason Wood Walker, Incorporated, (the "Fairness Opinion") delivered to the Special Committee that, as of May 16, 2003, and based on and subject to the assumptions, limitations and qualifications set forth in such Fairness Opinion, the $1.05 price per share to be received in the Offer and the Merger, considered as a single transaction, was fair from a financial point of view, to the Judge Group shareholders being asked to tender their Shares. The Solicitation/Recommendation Statement is being sent to shareholders concurrently with the Offer to Purchase. All shareholders should review carefully the Schedule 14D-9. A discussion of the recommendation is also included in the Offer to Purchase. See "The Offer-SPECIAL FACTORS--Background of the Offer" and "SPECIAL FACTORS--Recommendation of the Board of Directors; Fairness of the Offer and the Merger" for more detailed information.


6. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares (a "Book-Entry Confirmation") with respect to such Shares) into the Depositary's account at The Depository Trust Company, (b) a Letter of Transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 3 to the Offer to Purchase) in lieu of the Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE OF THE TENDERED SHARES BE PAID BY PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.


         The Offer is being made only by the Offer to Purchase and the related Letter of Transmittal and any amendments or supplements thereto, and is being made to all holders of the Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction where the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.


         If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed.

YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

                        INSTRUCTIONS WITH RESPECT TO THE

                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                NOT OWNED BY JUDGE GROUP ACQUISITION CORPORATION
                                       OF

                                 THE JUDGE GROUP

                                       BY

                       JUDGE GROUP ACQUISITION CORPORATION

         The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated May 19, 2003, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by JUDGE GROUP ACQUISITION CORPORATION, a newly formed Pennsylvania corporation ("Purchaser") currently owned by Martin E. Judge, Jr., Chairman of the Board and Chief Executive Officer of The Judge Group, Inc. ("Judge Group"), Michael A. Dunn, President and a Director of Judge Group, to purchase all outstanding shares of common stock, not owned by Purchaser, par value $0.01 per share (the "Shares"), of Judge Group, at $1.05 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 19, 2003.

         This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the offer.

Number of Shares to                      Sign Here:
be Tendered:_____________________
Account No.:_____________________        X____________________________________________________________
Dated:___________________________
                                         Print Name:__________________________________________________
                                         Address:_____________________________________________________
                                         Area Code and Telephone:_____________________________________
                                         Tax Identification or Social Security No.:___________________

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